UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

MP MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39277	84-4465489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 Via Austi Parkway, Suite 450

Las Vegas, Nevada 89119

(Address of principal executive offices and Zip Code)

(702) 844-6111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	MP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2021, MP Materials Corp., a Delaware corporation (the “Company”), entered into new employment agreements, effective as of January 1, 2022, with James H. Litinsky, the Company’s Chairman of the Board and Chief Executive Officer, Ryan Corbett, the Company’s Chief Financial Officer, Michael Rosenthal, the Company’s Chief Operating Officer and Elliot D. Hoops, the Company’s General Counsel and Secretary (collectively, the “Employment Agreements”). The Employment Agreements replace and supersede the current employment agreements with Messrs. Litinsky, Corbett, Rosenthal and Hoops (collectively, the “Executives” and individually, the “Executive”).

Pursuant to the Employment Agreements, Mr. Litinsky will earn an annual base salary of $600,000, Messrs. Corbett and Rosenthal will each earn an annual base salary of $425,000, and Mr. Hoops will earn an annual base salary of $400,000. Each Executive is also entitled to earn an annual incentive bonus of up to 100% of his base salary as a target bonus and up to 200% of his base salary as a maximum bonus. Any such bonuses are subject to: (i) except as otherwise provided in the Employment Agreement, the Executive being employed by the Company on the last day of the Company’s fiscal year or such later date as the Company’s bonus plan shall specify; and (ii) the Company’s Incentive Compensation Clawback Policy. In some circumstances, a portion of the Executives’ annual bonuses may be paid in restricted stock, restricted stock units or other equity awards. At the discretion of the Board or the Committee, the Executives may also receive special bonuses in addition to the annual incentive bonus that the Executive is eligible to receive.

The Employment Agreements provide for an indefinite term. If an Executive’s employment terminates, the Executive would receive all accrued but unpaid base salary and, except in the case of dismissal for “cause” (as defined in the Employment Agreements), an annual bonus for the year of termination based on the actual financial results for the full year in which the termination occurred, prorated for the portion of the year before termination of the Executive’s employment.

If the Executive’s employment is terminated by the Company without cause or by the Executive for “good reason” (as defined in the Employment Agreements) other than prior to, on or within 24 months following a “change of control” (as defined in the Employment Agreements), Mr. Litinsky would be entitled to 1.5 times the sum of his annual base salary and target bonus and Messrs. Corbett, Rosenthal and Hoops would be entitled to 1 times the sum of the Executive’s annual base salary and the Executive’s target bonus. The Executive would also be entitled to receive continuation of health benefits coverage for the Executive and the Executive’s dependents and disability insurance coverage for the Executive for up to 18 months following termination. In addition, all of Mr. Litinsky’s outstanding equity awards that do not contain performance-based vesting conditions (“Time Vested Awards”) shall immediately become vested as of the date of termination. With respect to Messrs. Corbett, Rosenthal and Hoops, all of their Time Vested Awards that vest over the period of time following termination until the end of the following calendar year following termination shall vest in full as of the date of termination. Further, Mr. Corbett’s grant of 150,000 shares of restricted stock on November 17, 2020 and Mr. Rosenthal’s grant of 1,563,006 shares of restricted stock on November 17, 2020 shall vest in full as of the date of such termination.

If Executive’s employment is terminated by the Company without cause or by the Executive for “good reason” within ninety (90) days prior to, on or within twenty-four (24) months after a “change of control” (as such terms are defined in the Employment Agreements), the Executive would be entitled to a lump sum payment of 2 times the sum of his annual base salary and target bonus. The Executive would also be entitled to receive continuation of health benefits coverage for the Executive and the Executive’s dependents and disability insurance coverage for the Executive for up to 18 months following termination. In addition, all Time Vested Awards shall vest in full as of the date of termination. If the Executive dies or the Company terminates the Executive’s employment due to “disability” (as defined in the Employment Agreements), the Executive would be entitled to receive continuation of health benefits coverage for the Executive and the Executive’s dependents and disability insurance coverage for the Executive for up to 18 months following termination. In addition, all Time Vested Awards shall vest in full as of the date of termination.

In connection with Mr. Litinsky’s Employment Agreement, he will receive 800,000 restricted stock units, which shall be granted on November 18, 2021 and shall vest in four equal installments beginning on the first anniversary of the date of grant. The restricted stock units were issued pursuant to the Company’s 2020 Stock Incentive Plan.

The Employment Agreements also contain customary confidentiality, non-competition and non-solicitation provisions. The summary of the materials terms of the Employment Agreements described above is qualified in its entirety by reference to the Employment Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated November 18, 2021, effective as of January 1, 2022, between MP Materials Corp. and James H. Litinsky

10.2	Employment Agreement, dated November 18, 2021, effective as of January 1, 2022, between MP Materials Corp. and Ryan Corbett

10.3	Employment Agreement, dated November 18, 2021, effective as of January 1, 2022, between MP Materials Corp. and Michael Rosenthal

10.4	Employment Agreement, dated November 18, 2021, effective as of January 1, 2022, between MP Materials Corp. and Elliot D. Hoops

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2021	MP Materials Corp.

	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
General Counsel and Secretary

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